Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-116362, 333-138411, Post-effective Amendment No. 1 to Registration Statements Nos. 333-157804, 333-203191, and 333-218287 on Form S-8, and Registration Statement Nos. 333-161492 and 333-174915 on Form S-3, of our reports dated February 26, 2020, relating to the consolidated financial statements of Tutor Perini Corporation and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Los Angeles, California
February 26, 2020